UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 24, 2005

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road Austin, Texas 78746
(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2005, the Registrant entered into a Separation Agreement and Full and Final Release of Claims (the “Agreement”) with Ken Kalinoski. Mr. Kalinoski previously served as Vice President–Development and Chief Technology Officer of the Registrant.

Pursuant to the terms of the Agreement, Mr. Kalinoski’s employment relationship with the Registrant was terminated. The Registrant agreed to (i) provide Mr. Kalinoski with approximately nine months of his base salary, to be paid on regularly scheduled pay dates, and (ii) for a period of nine months, pay for the cost under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) of extending Mr. Kalinoski’s medical benefits through the Company’s health plan.

In exchange for the foregoing, Mr. Kalinoski agreed to, among other things, continue to abide by his Confidentiality and Invention Disclosure Agreement with the Registrant and to release and discharge the Registrant from any and all claims related to his employment and termination.

The full Agreement is attached hereto as Exhibit 10.31.

Section 9 – Financial Statements and Exhibits

Item 9.01(c)	Exhibits.

10.31*	Separation Agreement and Full and Final Release of Claims, dated May 24, 2005, by and between Forgent Networks, Inc. and Ken Kalinoski.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: May 31, 2005	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer

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